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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on From S-4 of our report dated March 30, 1994 on our audit of the consolidated financial statements for the year ended December 31, 1993 of Gerrity Oil & Gas Corporation. We also consent to the reference to our firm under the caption "Experts."


                                        COOPERS & LYBRAND L.L.P.

Denver, Colorado
September 12, 1996                      By: /s/ Coopers & Lybrand L.L.P.
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